Exhibit 99.1

Contact: Drew Babin, CFA, CMA
Senior Managing Director of Corporate Communications
Medical Properties Trust, Inc.
(646) 884-9809
dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST COMMENTS ON DELAYED FORM 10-Q FILING AND RELATED NOTICE FROM NYSE

Birmingham, AL – May 16, 2024 – As described in the Form 12b-25 previously filed by Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) with the Securities and Exchange Commission (the “SEC”), the Company is delayed in the timely filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Quarterly Report”) due to additional review procedures required in light of the voluntary bankruptcy petition filed by Steward Health Care System LLC just days prior to the due date for the Quarterly Report. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC”) has further advised that it requires additional time to complete its interim review of the Quarterly Report. The Company and PWC continue to dedicate significant resources to complete the necessary work to file the Quarterly Report with the SEC as soon as practicable.

On May 16, 2024, due to the delayed filing of the Quarterly Report, the Company received a notice from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with the NYSE’s timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. The notice has no immediate effect on the listing of the Company’s common stock on the NYSE. Under NYSE rules, the Company has six months from May 15, 2024 to regain compliance with the NYSE listing standards by filing the Quarterly Report with the SEC, subject to an additional six-month extension at the NYSE’s discretion.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 436 facilities and approximately 43,000 licensed beds in nine countries and across three continents as of March 31, 2024. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the Company’s current expectations with respect to the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and related matters, as well as all other statements other than statements of historical fact included in this press release, are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe” or other similar words. Forward-looking statements involve known and unknown risks and uncertainties, some of which may be beyond our control, that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that the completion and filing of the Quarterly Report will take longer than expected; (ii) the risk that additional information that may arise during the preparation of the Quarterly Report for filing with the SEC; and (iii) the timing of the Company regaining compliance with the NYSE’s continued listing standards.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as may be updated in our other filings with the SEC. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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